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                                                                   EXHIBIT 10.10

                                      Lease

                                 by and between

                         OTARI MANUFACTURING CORPORATION

                                    Landlord

                                       and

                           NE RESTAURANT COMPANY, INC.

                                     Tenant

                            Dated September 30, 1997


              Premises at 80 Turnpike Road, Westboro, Massachusetts



                                 LEASE AGREEMENT

                                    ARTICLE I

                                 REFERENCE DATA

     1.1 SUBJECTS REFERRED TO.

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

     Brokers: Peter Elliot LLC ("Peter Elliot") and Parsons Commercial Group, Inc. ("Parsons").

     Commencement Date: The earlier of (a) 45 days after the obtaining of all permits specified in Section 3.2 hereof or (b) the substantial completion of all Tenant Improvements and Landlord Improvements as specified in Section 3.1 and
Section 3.2 hereof, respectively (SO AS TO ENABLE TENANT TO OBTAIN CERTIFICATE OF OCCUPANCY).

     Fixed Rent: $73,500 ($5.25 per rentable square foot) per annum payable in twelve (12) equal monthly installments of $6,125 each, during each of the first five (5) years of the Initial Term. $87,500 ($6.25 per rentable square foot) per annum payable in twelve (12) equal monthly installments of $7,291.67 each, during each of the sixth through the tenth year of the Initial Term. The Fixed Rent during the Renewal Terms will be negotiated at the end of the Initial Term of the Lease.

     Initial Term: Ten (10) years.

     Landlord: Otari Manufacturing Corporation.
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     Landlord Improvements: As set forth in Section 3.1.

     Lease: Shall mean this Lease.

     Original Address of Landlord: Otari Manufacturing Corporation, c/o Otari Corporation, 378 Vintage Park Drive, Foster City, California 94404.

     Original Address of Tenant: NE Restaurant Company, Inc., 300 Pond Street, Randolph, MA 02368 Attention: Paul V. Hoagland

     Permitted Uses: Office space.

     Premises: That certain approximately 14,000 square feet of rentable area on the second floor of a building (the "Building") located on the lot (the "Lot", together with the Building, the "Property"). The Lot is described on Exhibit A and the Property is known as 80 Turnpike Road, Westboro, MA.

     Public Liability Insurance Limits (per occurrence):

     Bodily Injury: $1,000,000, or greater amount reasonably required by Landlord from time to time.

     Property Damage: $1,000,000, or greater amount as reasonably required by Landlord from time to time.

     Renewal Terms: Two (2) consecutive three (3) year optional renewal terms beginning at the expiration of the Initial Term.

     Security Deposit: $6,125.00

     Tenant: N.E. Restaurant Company, Inc.

     Tenant Improvements: As set forth in Section 3.2.

     Term: Shall mean collectively, the Initial Term and the Renewal Terms (if applicable), or any of them as the context may require.

     1.2 EXHIBITS.

         The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

     EXHIBIT A: Lot

                                   ARTICLE II

                                PREMISES AND TERM

     2.1 PREMISES. Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, subject to any and all existing encumbrances, conditions, covenants, easements, restrictions, rights of way and other matters of record including, without limitation, driveway easements over the Property for the benefit of 78, 8OB and 82 Turnpike Road and to such matters as may be disclosed by inspection or survey and subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises.

     2.2 TERM. TO HAVE AND TO HOLD for an Initial Term beginning on the Commencement Date and terminating on the day prior to the tenth anniversary of the Commencement Date, unless sooner terminated as hereinafter provided.
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     2.3 OPTION TO EXTEND TERM. So long as Tenant is not in default under
Article 7 beyond the applicable grace periods set forth in Article 7, Tenant may extend the Term of this Lease for two (2) extension periods of three (3) years each, (each, a "Renewal Term") by giving notice to Landlord of its election to extend at least six (6) months in advance of the commencement of the applicable Renewal Term. Except as otherwise hereinafter set forth, all terms and conditions of this Lease shall remain in full force and effect with respect to each such Renewal Term, provided, however, that Tenant shall be entitled to no further right to extend the Term of this Lease. With respect to each such Renewal Term, Fixed Rent shall be increased to the fair market rent of the Premises taking into account the Landlord Improvements but not the Tenant Improvements for such period (further taking into account the fact that the base amounts applicable to the computation of Additional Rent under Section 4.2 are not to be modified). In the event that the parties have not mutually agreed upon said fair market rent in writing within thirty (30) days following Tenant's exercise of the applicable option, the same shall be determined by appraisers, one to be chosen by Landlord, one to be chosen by Tenant and a third to be selected by the two first chosen. All appraisers chosen or selected thereunder shall be independent of the parties, shall have received the M.A.I. (Member, Appraisal Institute) designation from the American Institute of Real Estate Appraisers and shall have had at least five (5) years of experience in appraising commercial office space comparable to the Premises. The unanimous written decision of the two first chosen, without selection and participation of a third appraiser, or otherwise the written decision of a majority of the three appraisers chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen appraiser within fifteen (15) days following expiration of the aforesaid thirty (30) day period and, unless such two appraisers shall have reached a unanimous decision within forty-five (45) days from said expiration they shall within a further fifteen (15) days elect a third appraiser and notify Landlord and Tenant thereof. Landlord and Tenant shall each bear the expense of the appraiser chosen by it and shall equally bear the expense of the third appraiser (if any).

     If, as contemplated by this Section, Fixed Rent with respect to any Renewal Term shall not have been determined prior to commencement of such Renewal Term, then said Renewal Term may commence, and from and after such date until the amount of such Fixed Rent is determined. Tenant shall make payments of Fixed Rent at the current rates then applicable, subject to retroactive adjustment in conformity with and within thirty (30) days of the determination of Fixed Rent pursuant to this Section. In no event shall the determination of Fixed Rent pursuant to this Section result in a reduction thereof or any modification of the base amounts applicable to the computation of Additional Rent under Section 4.2.

                                   ARTICLE III

                           PREPARATION OF THE PREMISES

     3.1 PREMISES LEASED AS-IS; WHERE IS; TENANT IMPROVEMENTS. "Landlord has leased the Premises to Tenant in their "as-is" and "where is" condition as of the Commencement Date, and Landlord shall have no further obligations during the term of this Lease to renovate, repair or maintain the Premises or any portion thereof. Notwithstanding the foregoing, Landlord agrees to (a) do the following, at its own expense, prior to the Commencement Date (collectively, "Landlord Improvements"): (i) remove all Landlord's personal property from the Premises,
(ii) repave and reline the parking area, upgrade the landscaping of the Property and provide all necessary and sufficient base heating, air conditioning, electrical, sprinkler, water and sewer systems for the proper use and operation of the Premises, (iii) ensure that the building is in compliance with all applicable provisions of the Americans with Disabilities Act ("ADA") and (iv) obtain the special permit and/or variance required for Tenant's use of the Premises, and (b) at its sole cost and expense, during the Term of the Lease, be responsible for any and all work done on the Building facade. Landlord shall use reasonable efforts to achieve substantial completion of Landlord Improvements on or before November 1, 1997. Tenant acknowledges that this Lease is on an "absolutely net" basis and that all obligations to renovate, repair or maintain the Premises or any portion thereof shall be performed by Tenant, at its sole cost and expense, subject to the qualifying provisions of Sections 5.1.3, 5.1.4 and 5.15 of this Lease. Furthermore, and in specific recognition of Tenant's obligations to so maintain and repair the Premises, Tenant waives the provisions of any statute or regulation or judicial decision which under the laws of the Commonwealth of Massachusetts may require Landlord to maintain the Premises in a tenantable condition and to make repairs for such purpose or which may permit Tenant to make such repairs and deduct the expenses of such repairs from the payment of any rent.

     3.2 TENANT IMPROVEMENTS. Commencing on the date of execution of this Agreement and prior to the Commencement Date, Tenant will, at its sole cost and expense, build-out the Premises per its specific requirements which shall include, without limitation, the installation of windows on the exterior walls of the Premises ("Tenant Improvements"). The Tenant Improvements shall be subject to the prior written approval of the Landlord based on Landlord's review of Tenant's plans and specifications for the Tenant Improvements, which approval shall not be unreasonably withheld or delayed. Tenant shall use reasonable efforts to achieve substantial completion of Tenant Improvements on or before November 1, 1997. Landlord, where necessary, will join with the Tenant in applying for all permits required by law, building, occupancy or otherwise ("Permits"); provided, however, that all costs incurred in connection with the applying for and obtaining the Permits shall be borne solely by the Tenant. Tenant shall have the right to enter on to the premises, commencing on the date of execution of this Agreement and prior to the Commencement Date for the purpose of undertaking the Tenant Improvements. However, prior to doing so, Tenant shall take out and maintain during such period comprehensive liability insurance indemnifying Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises, in amounts which shall be at least equal to the limits set forth in
Section 1.1.

     3.3 TENANT'S WORK. After the Commencement Date, Tenant may make additional modifications, installations, alterations or additions in, to or on the Premises to accommodate the operation of its business thereon all at the sole cost and expense of Tenant, however, no such modification, installation, alteration or addition (collectively, the "Modifications") shall be undertaken by Tenant unless Tenant complies with the following conditions:

     (a) Tenant shall receive Landlord's prior written approval before Tenant undertakes any Modifications that could have an effect on the structure of the Building or any of the systems in the Building (including, without limitation, the plumbing and HVAC systems), which approval shall not be unreasonably withheld or delayed;

     (b) All Modifications shall be performed subject to all Requirements for Tenant's Work set forth in Section 5.1.5 of this Lease; and

     (c) Landlord may require the preparation, at Tenant's sole cost and expense, of architectural plans, construction drawings, written specifications and any other necessary background materials for any Modifications with a cost of greater than $25,000 and Landlord shall have sufficient time to review such materials prior to approving or disapproving any such Modifications.

                                   ARTICLE IV

                                      RENT

     4.1 THE FIXED RENT. Tenant covenants and agrees to pay to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, the Fixed Rent, as set forth in Article 1, in advance, on the first day of each calendar month included in the Term of the Lease, commencing with the payment of the Fixed Rent for the first month on the Commencement Date.

     4.2 ADDITIONAL RENT. In order that the Fixed Rent shall be absolutely net to Landlord, Tenant covenants and agrees to pay, as Additional Rent, its pro-rata share of taxes, municipal or state betterment assessments, insurance costs and utility charges with respect to the Property as follows:

          4.2.1 REAL ESTATE TAXES. Tenant shall pay, directly to Landlord: (i) its pro-rata share of all taxes, assessments (special or otherwise), levies, fees, water and sewer rents, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time during the Term hereof, imposed or levied upon or assessed against (A) the Property, (B) any Fixed Rent, Additional Rent or other sum payable hereunder, provided, however, that Tenant shall not be required to pay any of Landlord's income taxes, estate, succession or inheritance taxes, or (C) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises; and (iv) all charges for utilities furnished to the Premises which may become a lien on the Property (collectively "taxes and assessments" or if singular "tax or assessment"). For each tax or assessment period, or installment period thereof included in the Term, all such payments shall be made by Tenant not less than fifteen days prior to the last date on which the same may be paid without interest or penalty. For any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within ten (10) days after receipt of invoice therefor, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period.

     Nothing contained in this Lease shall, however, require Tenant to pay any of Landlord's income taxes, estate, succession or inheritance taxes. Landlord shall furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Property.

          4.2.2 INSURANCE.

               4.2.2.1 INSURANCE TAKEN OUT BY TENANT. Tenant shall, as Additional Rent, take out and maintain throughout the Term the following insurance:

     (a) Comprehensive liability insurance indemnifying Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the term, shall be for such higher limits, if any, as are reasonably required by Landlord; and

     (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises.

               4.2.2.2 INSURANCE TAKEN OUT BY LANDLORD. Landlord shall take out and maintain throughout the Term all risk fire and casualty insurance on a replacement value, agreed amount basis, comprehensive liability insurance indemnifying Landlord against all claims and demands for any injury to person or property which may be claimed to have occurred on the side walk or ways adjoining the Building and in the common areas of the Building, and boiler insurance in the so called "broad form", in such amounts as Landlord may consider appropriate, and insurance against such other hazards and in such amounts as may from time to time be required by any bank, or other lending institution holding a mortgage on the Premises.

     Landlord shall have no obligation to insure Tenant's personal property or chattels, including without limitation, Tenant's trade fixtures.

               4.2.2.3 TENANT REIMBURSEMENT OF INSURANCE TAKEN OUT BY LANDLORD. Tenant shall from time to time reimburse Landlord within thirty days of Landlord's invoice of Landlord's costs incurred in providing the insurance described in Section 4.2.2.2 of this Lease, equitably prorated in the case of blanket policies to reflect the insurance coverage reasonably attributable to the Premises, and Tenant shall also reimburse Landlord for all of Landlord's costs incurred in providing such insurance which is attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant, and any special or extraordinary risks or hazards resulting therefrom.

               4.2.2.4 CERTAIN REQUIREMENTS APPLICABLE TO INSURANCE POLICIES. Policies for insurance provided for under the provisions of Sections 4.2.2.2 shall, in case of loss, be first payable to the holders of any mortgages on the Premises under a standard mortgagee's clause, and shall be deposited with the holder of any mortgage or with Landlord, as Landlord may elect. All policies for insurance required under the provisions of Section 4.2.2.1 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with copies of policies (or insurance company certificates thereof if the policy has not been issued by the insurer, provided that a copy of such policy shall be furnished to Landlord as soon as the same is issued) of all such insurance which Tenant is obligated to obtain pursuant to
Section 4.2.2.1 prior to the beginning of the Term hereof and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews. Each such policy shall be noncancellable with respect to the interest of Landlord and such mortgagees without at least thirty (30) days' prior written notice thereto.

If requested by Tenant, Landlord shall provide Tenant with certificates evidencing Landlord's insurance policies.

               4.2.2.5 WAIVER OF SUBROGATION. All insurance which is carried by either party with respect to the Property or to furniture, furnishings, fixtures or equipment on the Premises or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

          4.2.3 UTILITIES. Except as otherwise required in Section 4.2.1(iv), Tenant shall pay to Landlord its pro-rata share of all charges for water, sewer, gas, electricity, telephone, heating, venting, air conditioning and other utilities or services used or consumed on the Property, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due.

          4.2.4 COMMON AREA MAINTENANCE. Tenant shall pay its pro-rata share of the actual operating costs for the Property on a quarterly basis. Landlord shall bill Tenant for such pro rata share Operating expenses shall include common area maintenance (landscaping, snowplowing, trash removal, etc.), insurance and common area utilities. Any operating expenses paid by the Tenant pursuant to this Section, other than on an annual basis, shall be reconciled annually by Landlord and shall be subject to an audit by Tenant for up to 90 days after such annual reconciliation. Such audit shall be conducted at the sole cost and expense of the Tenant. However, Landlord agrees, at its own expense, to keep in good order, condition and repair, and to replace as necessary, the common areas of the Building, structural portions such as the roof and exterior walls, the mechanical systems, HVAC, plumbing, electrical, elevator and other building systems, excluding, however, any windows installed by Tenant. Landlord shall in no event be responsible to Tenant for any condition in the Premises or the Building caused by any act or neglect of Tenant or any contractor, agent, employee or invitee of Tenant, or anyone claiming by, through or under Tenant. Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressed in this Section unless otherwise expressly provided in this Lease.

     4.3 SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord $6,125 as a Security Deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord may use the Security Deposit or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default. Tenant shall immediately on demand pay Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord as provided in this Section 4.3 so as to maintain the Security Deposit in the sum initially deposited with Landlord. As soon as reasonably practicable upon the expiration or earlier termination of this Lease, Landlord shall (i) inspect the Premises, (ii) make such payments from the Security Deposit as may be required to cure any outstanding Event of Default hereunder, and (iii) if no Event of Default is then continuing and the Premises are "broom clean" and are in the same condition as at the beginning of the term or as the same may be put in during the term, reasonable use and wear only excepted, pay the balance of the Security Deposit to Tenant. Landlord may maintain the Security Deposit separate and apart from Landlord's general funds or may commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Landlord may assign the Security Deposit to any subsequent owner of the Premises and thereafter Landlord shall have no further liability to Tenant with respect to the Security Deposit, and Tenant agrees to look solely to such subsequent owner of the Premises with respect to such Security Deposit.

                                    ARTICLE V

                          TENANT'S ADDITIONAL COVENANTS

     5.1 AFFIRMATIVE COVENANTS. Tenant covenants at its expense at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

          5.1.1 PERFORM OBLIGATIONS. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

          5.1.2 USE. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor at Tenant's sole expense. Tenant's use of the Premises shall not violate any current or future ordinance, law or regulation of any governmental body.

          5.1.3 REPAIR AND MAINTENANCE. To keep the Premises in good order, condition and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the term, fire and other casualty (which shall be governed by the provisions of Article VI of this Lease) and reasonable use and wear only excepted; to keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises, to arrange for and be responsible for all of the costs of a trash and rubbish removal service in connection with Tenant's use of the Premises; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. The exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantable, and efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantable repair.

          5.1.4 COMPLIANCE WITH LAW AND INSURANCE REQUIREMENTS. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority arising from Tenant's use of the Premises; to keep the Premises equipped with all safety appliances so required; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, not to generate, store or dispose of hazardous substances in or on the Property or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with all applicable federal, state and/or local statutes, ordinances, bylaws, codes, rules and/or regulations, now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 6901, et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss. 6901, et seq., the Federal Water Pollution Control Act, the Federal Clean Air Act and the Massachusetts Hazardous Materials Release Prevention and Response Act, M.G.L. c.21E (collectively, the "Environmental Laws") and all other applicable codes, regulations, ordinances and laws, and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Property. For purposes of this Section, "hazardous substances" shall mean any oil, "hazardous material", "hazardous waste" or "hazardous substance" as the foregoing terms are defined in the Environmental Laws.

     Tenant agrees to protect, indemnify and hold Landlord and its successors and assigns harmless from and against all loss, cost, liability and damage, including attorneys' fees and the costs of litigation, arising from the presence of any hazardous material, hazardous waste or hazardous substance in or on the Property and arising from any act or omission of Tenant, its agents, servants or contractors.

     Landlord shall have the right, at Tenant's expense, to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with the preceding paragraph.

     Tenant shall comply promptly with the recommendations of any insurer, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises, by reason of Tenant's use thereof. In the event Tenant does not comply with the recommendations of any insurer, Tenant shall be liable for the payment of any increase in the amount of any insurance premium caused by any such non-compliance; provided, however, in no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

          5.1.5 REQUIREMENTS FOR TENANT'S WORK. To procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises, to do all such work in compliance with the applicable provisions of
Section 3.2 hereof; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and the requirements of any insurers of the Premises; to keep the Premises at all times free of liens for labor and materials; to require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1.1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

          5.1.6 INDEMNITY. To defend, with counsel selected by the insurance company (which insurance company shall have at least an "A" rating) and approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Property and any other party having interest in the Property (Indemnified Parties) with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Property, not caused by the Landlord, its agents, servants or contractors and arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises, or connected with the use, condition or occupancy of the Premises, (ii) any violation of this Lease, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

          5.1.7 LANDLORD'S RIGHT TO ENTER. To permit Landlord and its agents to enter the Premises at reasonable times and upon reasonable notice to examine the Premises, make such repairs and replacements as Landlord may elect, without however, any obligation to do so, and show the Premises to prospective purchasers and lenders, and, during the last year of the term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises; provided, however, that Landlord shall not post any signs on the Premises as to the availability of the Premises prior to ninety
(90) days before the expiration of the Term of this Lease.

          5.1.8 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall, as between the parties, be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord.

          5.1.9 PAYMENT OF LANDLORD'S COST OF ENFORCEMENT. To pay on demand Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 7.4.

          5.1.10 YIELD UP. At the expiration of the Term of this Lease, or earlier termination of this Lease: to surrender all keys to the Premises, to remove all of its trade fixtures and personal property in the Premises, to remove such installations and improvements made by Tenant as Landlord may request and all Tenant's signs wherever located, to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to Tenant's performance of its obligations under this Section
5.1.10. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

          5.1.11 ESTOPPEL CERTIFICATE. Within five (5) business days of receipt of notice from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Tenant has no knowledge of any defenses. offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 5.1.11 may be relied upon by any prospective purchaser or mortgagee of the Property, or any prospective assignee of any such mortgage.

          5.1.12 LANDLORD EXPENSES RE CONSENTS. To reimburse Landlord promptly on demand for all reasonable legal and other expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

          5.1.13 HOLDING OVER. Tenant covenants that it will vacate the Premises immediately upon the expiration of the Term or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the Term without Landlord's express consent, Tenant shall pay Landlord rent at double the Fixed Rent for the time Tenant thus remains in possession plus all Additional Rent and, in addition thereto, shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to refuse double the monthly rent and instead to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

     5.2 NEGATIVE COVENANTS. Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

          5.2.1 ASSIGNMENT AND SUBLETTING. Except as provided below, not to, without on each occasion first obtaining the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, assign, transfer, or pledge this Lease, or sublease all or part of the Premises, or permit the occupancy of the Premises by anyone other than Tenant. No assignment, transfer, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be Joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in the case of any other assignment or subletting. The consent by Landlord shall not constitute a waiver of the necessity for such consent to any subsequent assignment. Notwithstanding the foregoing provisions, Tenant may, without Landlord's approval, at any time, and from time to time during the Term thereof, assign this Lease or sublet the Premises to (i) any corporation or other entity owned by or under common ownership with Tenant, (ii) any corporation or entity resulting from the consolidation or merger of Tenant with any other business or organization, or (iii) any person, entity or corporation acquiring a majority of Tenant's issued and outstanding capital stock or partnership interests or substantially all of Tenant's assets; provided that Tenant shall provide Landlord not less than ninety (90) days prior written notice of any such sublease or assignment (which notice will describe in detail the net worth, structure and identity of the assignee) and in each instance the succeeding person, entity or corporation shall assume all the obligations of the Tenant hereunder, and Tenant shall provide Landlord with a copy of such instrument of assignment and assumption. Tenant shall remain fully and primarily liable hereunder and shall not be released from performing any of the terms of this Lease including, but not limited to, the payment of Fixed Rent due or to become due hereunder, unless Tenant ceases to exist as a result of such consolidation, merger or sale. Further, notwithstanding the foregoing, in the event that Tenant's voting stock is publicly traded on the New York, American or Over-the-Counter Stock Exchanges, Tenant shall have the right, without Landlord's consent, to transfer shares of stock in Tenant. Notwithstanding the foregoing, Tenant shall have the right to mortgage its leasehold interest in the Premises.

     If for any assignment or sublease so approved by Landlord, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord as Additional Rent 100% of such excess of such payment of rent or other consideration received by Tenant promptly after its receipt.

     Tenant shall reimburse Landlord for any costs or expenses incurred pursuant to any request by Tenant for consent to any such assignment or subletting.

          5.2.2 OVERLOADING AND NUISANCE. Not to injure, overload, deface or otherwise harm the Premises, nor commit any nuisance, nor permit the emission of any objectionable noise, vibration or odor; nor make, allow or suffer any waste, nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

                                   ARTICLE VI

                         LANDLORD'S ADDITIONAL COVENANTS

     6.1 AFFIRMATIVE COVENANTS. Landlord covenants at all times during the Term to:

          6.1.1 HVAC: Have in place a heating and air conditioning system that is sufficient to air condition the Premises to a temperature of 70(degree) on a 100(degree) day and to heat the Premises to a temperature of 70(degree) on a 0(degree) day.

          6.1.2 MAINTENANCE. Adequately maintain the parking areas, landscaping, lighting and other common areas and facilities in good and clean condition typical of well maintained suburban office conditions.

          6.1.3 ADA. If an enforcement action is commenced against Landlord or Tenant, by any person, for failure to comply with any applicable provision of the ADA, remedy the situation so as to ensure compliance with the applicable provisions of the ADA.

                                   ARTICLE VII

                               CASUALTY OR TAKING

     7.1 TERMINATION. In case during the Term greater than fifteen (15%) percent of the Property shall be taken by any public authority or for any public use or destroyed by the action of any public authority (hereinafter referred to as "Taking"), then this Lease may be terminated by Landlord effective on the effective date of the Taking. Such election by Landlord which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within thirty (30) days after Landlord shall receive notice of the Taking. Landlord shall give Tenant notice of any Taking. In the case of any Taking of less than or equal to fifteen (15%) percent of the Property, a just proportion of the Fixed Rent and other charges payable hereunder shall be abated for the remainder of the Term according to the nature or extent of the damages (if any) sustained by the Premises.

     7.2 RESTORATION. In case during the Term, the Property shall be substantially destroyed or damaged by fire or casualty (hereinafter referred to as "Casualty") then this Lease may be terminated by Landlord effective as of the date of such Casualty. If Landlord does not exercise the election to terminate provided in Section 6.1 for a Taking or in this Section 6.2 for a Casualty or in the event of a Casualty which does not substantially damage the Property, this Lease shall continue in force and a just proportion of the Fixed Rent and other charges hereunder, according to the nature and extent of the damages (if any) sustained by the Premises shall be abated from the date of Casualty or Taking until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use subject to zoning and building laws or ordinances then in existence, which, unless Landlord has exercised its option to terminate pursuant to Section 6.1 or 6.2, Landlord covenants to do with reasonable diligence at Landlord's expense, provided that Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such Casualty or Taking. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

     Within thirty (30) days after any such Casualty or Taking, Landlord shall notify Tenant of its good faith estimate of the time to complete such restoration. If such estimated time to complete restoration exceeds ninety (90) days (sixty (60) days if such Casualty or Taking occurs during the last two (2) years of the Term of this Lease), upon notice given within the following thirty
(30) days, Tenant may terminate this Lease.

     7.3 AWARD. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases, provided, however, that (a) during the first five years of the Initial Term of the Lease any monetary compensation received by Landlord from a taking of the Premises shall be apportioned pro rata between the Landlord and the Tenant in accordance with the ratio (the "Ratio") that the fair market Value of the Premises (without including Tenant Improvements) bears to the fair market Value of the Tenant Improvements, both determined as of the date of the award of such monetary compensation, provided, however, that if the Landlord and the Tenant have not mutually agreed upon the Ratio in writing within thirty (30) days following receipt by Landlord of such monetary compensation, the same shall be determined by appraisers, one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected by the two first chosen; all appraisers chosen or selected thereunder shall be independent of the parties, shall have received the M.A.I. (Member, Appraisal Institute) designation from the American Institute of Real Estate Appraisers and shall have had at least five (5) years of experience in appraising commercial office space comparable to the Premises; the unanimous written decision of the two first chosen, without selection and participation of a third appraiser, or otherwise the written decision of a majority of the three appraisers chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant; Landlord and Tenant shall each notify the other of its chosen appraiser within fifteen (15) days following expiration of the aforesaid thirty (30) day period and, unless such two appraisers shall have reached a unanimous decision within forty-five (45) days from said expiration, they shall within a further fifteen (15) days elect a third appraiser and notify Landlord and Tenant thereof; Landlord and Tenant shall each bear the expense of the appraiser chosen by it and shall equally bear the expense of the third appraiser (if any); and (b) the Tenant shall not be prevented from pursuing any claim for business damages against the condemning authority, so long as such claim will not diminish Landlord's award. Subject to the foregoing sentence, Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                  ARTICLE VIII

                                    DEFAULTS

     8.1 EVENTS OF DEFAULT. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for ten (10) days or (b) if any other default or defaults shall occur on the part of Tenant under this Lease and continue for thirty (30) days after notice from Landlord to Tenant specifying such default or defaults, (provided that if Tenant has commenced diligently to correct the default or defaults so specified, Tenant shall have an additional thirty (30) day period within which to effect a cure of such default or defaults), or (c) if any assignment for the benefit of creditors shall be made by Tenant, or (d) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant, or (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within ten
(10) days thereafter, or (f) if a petition is filed by Tenant for liquidation, or for reorganization or for any other similar relief under any provision of the Bankruptcy Code as then in force and effect, or (g) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant or Guarantor and such involuntary petition is not dismissed within thirty (30) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

     8.2 REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 7.1, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for the residue of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent. the value of all other considerations agreed to be paid or performed by Tenant during the residue. Tenant further covenants as additional and cumulative obligations after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated, including, without limitation, the payment of all Fixed Rent and Additional Rent. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as provided in this Section 7.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable Judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord agrees to reasonably cooperate with any efforts by Tenant to relet the Premises.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

     8.3 REMEDIES CUMULATIVE. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

     8.4 LANDLORD'S RIGHT TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure, at any time following ten (10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 7.7 from the date of payment by Landlord to the date of payment by Tenant.

     8.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

     The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     8.6 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

     8.7 INTEREST ON OVERDUE SUMS. If Tenant falls to pay Fixed Rent, Additional Rent and other charges payable by Tenant to Landlord within ten business days after the due date thereof (without regard to any requirement of notice from Landlord or any period of grace allowed to Tenant under this Lease before Landlord is allowed to exercise any remedy on account thereof), the amount so unpaid shall bear interest at a rate (the "Delinquency Rate") equal to three percent (3%) in excess of the Base Rate of BankBoston, N.A., so-called, from time to time in effect or, if such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law, commencing with the due date and continuing through the day preceding the date on which payment of such delinquent payment with interest thereon is paid.

                                   ARTICLE IX

                                    MORTGAGES

     9.1 RIGHTS OF MORTGAGE HOLDERS. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage.

     No Fixed Rent, Additional Rent or any other charge shall be paid more than thirty (30) days prior to the due dates thereof if, and only if such prohibition on the earlier payment of rent is required by the terms of any mortgage affecting the Property. If any mortgage affecting the Property includes such requirement, then payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

     In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given notice, by certified or registered mail, of such act or omission to the holder of any mortgage encumbering the Property whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, Landlord or such holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be rendered.

     In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Property, or any part thereof, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease if so requested by such purchaser.

     9.2 SUPERIORITY OF LEASE; OPTION TO SUBORDINATE. Unless Landlord exercises the option set forth below in this Section 8.2, this Lease shall be superior to and shall not be subordinate to any mortgage placed on the Property after the date of this Lease. Landlord shall have the option to subordinate this Lease to any mortgage of the Property provided that the holder of record thereof enters into an agreement with Tenant, in such holder's customary form, by the terms of which such holder will agree (a) to recognize the rights of Tenant under this Lease, (b) to perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title, and (c) as long as Tenant is not in default under the terms of the Lease, to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Property at any foreclosure sale. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 8.2. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given three days after mailing to such address, postage prepaid, registered or certified mail, return receipt requested, or when delivered to such address by hand.

     10.2 QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

     10.3 EASEMENTS. Landlord reserves the right, from time to time, to grant easements affecting the Property so long as such easements do not unreasonably interfere with Tenant's use of the Premises. In exercising its rights under this
Section 9.3, Landlord shall make reasonable efforts not to unreasonably interfere with Tenant's use of the Premises.

     10.4 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute, deliver and record a notice of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the originally scheduled expiration of the Term, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

     10.5 BIND AND INURE; LIMITATION LANDLORD'S LIABILITY. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Property. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon any other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further that the foregoing provisions of this sentence shall not limit the right of Tenant to name Landlord or any partner or trustee thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any partner, trustee, stockholder, officer, employee or beneficiary of Landlord.

     10.6 ACTS OF GOD. In any case, where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

     10.7 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder, unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default, Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder. Subject to Section 9.5, if Tenant recovers a judgment against Landlord in a court of competent jurisdiction for a breach of Landlord's obligations under this Lease, Tenant shall be entitled to recover Tenant's reasonable expenses, including attorneys' fee in recovering such judgment.

     10.8 SIGNAGE. Landlord shall provide street signage of which Tenant shall have a pro-rata share. Tenant may, at Tenant's sole cost and expense, erect or place identifying signs or logos on the Premises so long as the same comply with all applicable building and zoning codes and, in the reasonable Judgment of Landlord, are consistent with the character of the Property.

     10.9 BROKERAGE. Each of Tenant and Landlord warrants and represents to the other that it has had no dealings with any broker or agent in connection with this Lease other than the Brokers set forth in Article I and covenants to defend with counsel approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than the Brokers set forth in Article I with respect to its dealings in connection with this Lease or the negotiation thereof. Landlord shall compensate Parsons and Peter Elliot for their brokerage services.

     10.10 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

     There are no prior oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

     The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

     Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

     10.11 SUBMISSION NOT AN OFFER. The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

     10.12 ACCESS. Employees of Tenant shall have access to the premises 24 hours a day, seven days a week, fifty-two weeks a year. The Landlord shall provide a card key access system and shall not restrict such access by the employees of Tenant unless otherwise permitted by the provisions of this Lease.

     10.13 PARKING. During the Term of the Lease, Landlord shall provide Tenant with forty (40) reserved parking spaces for sole use by the Tenant in an area to be designated by Landlord and acceptable to Tenant. Once designated by Landlord and accepted by Tenant, such parking spaces shall not be substantially relocated by Landlord or Tenant.

     WITNESS the execution hereof under seal as of the 30th day of September, 1997.

                                      Tenant:

                                      NE RESTAURANT COMPANY, INC.


                                      By:/s/ Paul V. Hoagland
                                         -------------------------
                                         Name:  Paul V. Hoagland
                                         Title: Vice President

                                      Landlord:

                                      OTARI MANUFACTURING
                                      CORPORATION


                                      By: /s/ Jack Soma
                                         ------------------------
                                         Name:  Jack Soma
                                         Title: President



                                    EXHIBIT A

                             Description of the Lot

     Parcel C-R containing approximately 64,276 square feet and shown on a plan entitled "Plan of Land in Westborough, MA Owner: Otari Manufacturing Corp." dated July 14, 1995, prepared by Guerard Survey Co. & Assoc. and recorded in the Worcester Registry of Deeds in Plan Book 697, Plan 104.

                          AMENDMENT TO LEASE AGREEMENT

     Whereas, on September 30, 1997, a certain Lease Agreement was entered between Otari Manufacturing Corporation, ("Lessor") and New England Restaurant Company, Inc. ("Lessee") covering certain space being 14,000 square feet on the second floor at 80 Turnpike Road in Westboro, Massachusetts.

     Whereas, it is the desire of the parties to amend the Lease, in certain particulars.

     Now, therefore, for and in consideration of value received, the undersigned Lessor (Eighty Turnpike, LLC) and Lessee confirm their agreement as follows:

     Lessee shall have the right to use in common the loading dock and adjacent area as per attached plan Exhibit "B". Lessor shall have exclusive right to use the freight elevator.

     In all other respects, the terms and conditions of the Original Lease shall remain in full force and effect.

     Parties hereto, their successors and assigns and is hereby made a part of the above described Lease Agreement.

EXECUTED AND DELIVERED this 25th day of     , 1998.

Lessor:                            Lessee:


Eighty Turnpike L.L.C.             New England Restaurant Co.


By: /S/ JOHN R. PARSONS, JR.       By:  /S/ PAUL HOAGLAND, VICE PRESIDENT
        John R. Parsons, Jr.                Duly Authorized, Title
        Managing Member